Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended March 31, 2023 (the “Form N-CSR”) of Popular Total Return Fund, Inc. (the “Company”).

I, Javier Rubio Robles, the President of the Company, certify that:

(i)	the Registrant’s periodic report on Form N-CSR for the period ended March 31, 2023 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	June 9, 2023

By:	/s/ Javier Rubio Robles
Javier Rubio Robles
Principal Executive Officer/President

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended March 31, 2023 (the “Form N-CSR”) of Popular Total Return Fund, Inc. (the “Company”).

I, James A. Gallo, the Chief Financial Officer/Treasurer of the Company, certify that:

(i)	the Registrant’s periodic report on Form N-CSR for the period ended March 31, 2023 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	June 9, 2023

By:	/s/ James A. Gallo
James A. Gallo
Principal Financial Officer/Treasurer